CLIFFORD L. NEUMAN, P.C.
Attorney at Law

TEMPLE-BOWRON HOUSE
1507 PINE STREET
BOULDER, COLORADO 80302

Telephone: (303) 449-2100
Facsimile: (303) 449-1045
E-mail: clneuman@neuman.com

September 20, 2005

FieldPoint Petroleum Company
1703 Edelweiss Drive
Cedar Park, Texas 78613

             Re:        Registration Statement on Form SB-2

Sir or Madam:

       We have assisted FieldPoint Petroleum (the "Company") in connection with the preparation and filing of its Registration Statement on Form SB-2 with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended, for the registration of up to an aggregate of 600,000 shares (the "Shares") of the common stock of the Company, par value $.01 per share. The Common Stock may be offered and sold by a certain selling securityholder of the Company in the manner set forth in the Registration Statement and Prospectus.  Of the 600,000 Shares, 100,000 are owned by the selling securityholder and 500,000 Shares can be acquired by the selling securityholder upon exercise of outstanding warrants.

       In connection with the following opinion, we have examined and have relied upon such documents, records, certificates, statements and instruments as we have deemed necessary and appropriate to render the opinion herein set forth.

       Based upon the foregoing, it is our opinion that the Shares, when issued and sold pursuant to and in a manner described in the registration statement and upon receipt of all applicable consideration for such Shares, as applicable, will be legally issued, fully paid and nonassessable.

       We are admitted to practice in the State of Colorado.  This opinion letter is limited to the laws of the State of Colorado and the federal laws of the United States, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdictions be changed after the date hereof by legislative action, judicial decision or otherwise.

       The undersigned hereby consents to the filing this opinion as Exhibit 5.0 to the Registration Statement on Form SB-2 and to the use of its name in the Registration Statement.

Sincerely,

CLIFFORD L. NEUMAN, P.C.

/s/ Clifford L. Neuman
By: Clifford L. Neuman

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